Exhibit 10.1

Service Agreement No. 46284

Revision No. 6

FTS SERVICE AGREEMENT

THIS AGREEMENT is made and entered into this 23rd day of July, 2013, by and between COLUMBIA GAS TRANSMISSION, LLC (“Transporter”) and UGI UTILITIES INC. (“Shipper”).

WITNESSETH: That in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

Section 1. Service to be Rendered. Transporter shall perform and Shipper shall receive service in accordance with the provisions of the effective FTS Rate Schedule and applicable General Terms and Conditions of Transporter’s FERC Gas Tariff, Fourth Revised Volume No. 1 (“Tariff”), on file with the Federal Energy Regulatory Commission (“Commission”), as the same may be amended or superseded in accordance with the rules and regulations of the Commission. The maximum obligation of Transporter to deliver gas hereunder to or for Shipper, the designation of the points of delivery at which Transporter shall deliver or cause gas to be delivered to or for Shipper, and the points of receipt at which Shipper shall deliver or cause gas to be delivered, are specified in Appendix A, as the same may be amended from time to time by agreement between Shipper and Transporter, or in accordance with the rules and regulations of the Commission.

Section 2. Term. Service under this Agreement shall commence as of August 1, 2013, and shall continue in full force and effect until October 31, 2023. Pre-granted abandonment shall apply upon termination of this Agreement, subject to any right of first refusal Shipper may have under the Commission’s regulations and Transporter’s Tariff.

Section 3. Rates. Shipper shall pay Transporter the charges and furnish Retainage as described in the above-referenced Rate Schedule, unless otherwise agreed to by the parties in writing and specified as an amendment to this Service Agreement. Transporter may agree to discount its rate to Shipper below Transporter’s maximum rate, but not less than Transporter’s minimum rate. Such discounted rate may apply to: (a) specified quantities (contract demand or commodity quantities); (b) specified quantities above or below a certain level or all quantities if quantities exceed a certain level; (c) quantities during specified time periods; (d) quantities at specified points, locations, or other defined geographical areas; (e) that a specified discounted rate will apply in a specified relationship to the quantities actually transported (i.e., that the reservation charge will be adjusted in a specified relationship to quantities actually transported); and (f) production and/or reserves committed by the Shipper. In addition, the discount agreement may include a provision that if one rate component which was at or below the applicable maximum rate at the time the discount agreement was executed subsequently exceeds the applicable maximum rate due to a change in Transporter’s maximum rate so that such rate component must be adjusted downward to equal the new applicable maximum rate, then other rate components may be adjusted upward to achieve the agreed overall rate, so long as none of the resulting rate components exceed the maximum rate applicable to that rate component. Such changes to rate components shall be applied prospectively, commencing with the date a Commission order accepts revised tariff sections. However, nothing contained herein shall be construed to alter a refund obligation under applicable law for any period during which rates, which had been charged under a discount agreement, exceeded rates which ultimately are found to be just and reasonable.

Section 4. Notices. Notices to Transporter under this Agreement shall be addressed to it at 5151 San Felipe, Suite 2500, Houston, Texas 77056, Attention: Customer Services and notices to Shipper shall be addressed to it at UGI Utilities inc., 2525 N. 12th Street, Reading, PA 19605, Attention: Claire Neri, until changed by either party by written notice.

Section 5. Superseded Agreements. This Service Agreement supersedes and cancels, as of the effective date hereof, the following Service Agreement(s): FTS No. 46284, Revision No. 5.

UGI UTILITIES INC.	COLUMBIA GAS TRANSMISSION, LLC

By	By

Title	Title
Date	Date

Revision No. 6

Appendix A to Service Agreement No. 46284

Under Rate Schedule FTS

between Columbia Gas Transmission, LLC (“Transporter”)

and UGI Utilities Inc. (“Shipper”)

Transportation Demand

Begin Date	End Date	Transportation Demand Dth/day	Recurrence Interval

August 1, 2013	October 31, 2023	50,412	1/1 - 12/31

Primary Receipt Points

Begin Date	End Date	Scheduling Point No.	Scheduling Point Name	Measuring Point No.	Measuring Point Name	Maximum Daily Quantity (Dth/day)	Minimum Receipt Pressure Obligation (psig) 1/	Recurrence Interval

August 1, 2013	October 31, 2023	801	TCO-LEACH	801	TCO-LEACH	50,412		1/1 - 12/31

Primary Delivery Points

Begin Date	End Date	Scheduling Point No.	Scheduling Point Name	Measuring Point No.	Measuring Point Name	Maximum Daily Delivery Obligation (Dth/day) 1/	Design Daily Quantity (Dth/day) 1/	Minimum Delivery Pressure Obligation (psig) 1/	Recurrence Interval

August 1, 2013	October 31, 2023	72-23	UGI CORP-23	72-23	UGI CORP-23	50,412			1/1 - 12/31

August 1, 2013	October 31, 2023	72-25	UGI CORP-25	72-25	UGI CORP-25	50,412			1/1 - 12/31

1/         Application of MDDOs, DDQs and ADQs, minimum pressure and/or hourly flowrate shall be as follows:

The Master List of interconnects (“MLI”) as defined in Section 1 of the General Terms and Conditions of Transporter’s Tariff is incorporated herein by reference for purposes of listing valid secondary interruptible receipt points and delivery points.

☐  Yes    ☒  No (Check applicable blank) Transporter and Shipper have mutually agreed to a Regulatory Restructuring Reduction Option pursuant to Section 42 of the General Terms and Conditions of Transporter’s FERC Gas Tariff.

☐  Yes    ☒  No (Check applicable blank) Shipper has a contractual right of first refusal equivalent to the right of first refusal set forth from time to time in Section 4 of the General Terms and Conditions of Transporter’s FERC Gas Tariff.

☐  Yes    ☒  No (Check applicable blank) All gas shall be delivered at existing points of interconnection within the MDDOs, ADQs and/or DDQs, as applicable, set forth in Transporter’s currently effective Rate Schedule          Service Agreement No.              Appendix A with Shipper, which are incorporated herein by reference.

☐  Yes    ☒  No (Check applicable blank) This Service Agreement covers interim capacity sold pursuant to the provisions of General Terms and Conditions Section 4. Right of first refusal rights, if any, applicable to this interim capacity are limited as provided for in General Terms and Conditions Section 4.

☐  Yes    ☒  No (Check applicable blank) This Service Agreement covers offsystem capacity sold pursuant to Section 47 of the General Terms and Conditions. Right of first refusal rights, if any, applicable to this offsystem capacity are limited as provided for in General Terms and Conditions Section 47.

UGI UTILITIES INC.	COLUMBIA GAS TRANSMISSION, LLC

By	By

Title	Title
Date	Date